UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 18, 2021

ZW Data Action Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 1106, Xinghuo Keji Plaza, No. 2 Fengfu Road, Fengtai District, Beijing, PRC 100070
(Address of Principal Executive Offices) (Zip Code)

+86-10-60846616
(Registrant's telephone number, including area code)

No. 9 South Min Zhuang Road, Haidian District, Beijing, PRC 100195
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CNET	Nasdaq Capital Market

Item 8.01. Other Events.

On February 19, 2021, ZW Data Action Technologies Inc. (the “Company”) issued a press release announcing the closing of the previously disclosed registered direct offering of 5,212,000 shares of common stock to certain institutional investors at a per share price of $3.59. The Company also completed a concurrent private placement of unregistered warrants to purchase up to 2,606,000 shares of common stock. The warrants have a term of three and one-half years and are exercisable at a price of $3.59 per share. The warrants were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended.

The closing took place on February 18, 2021 and the Company received gross proceeds of approximately $18.7 million, before the placement agent fees and offering related expenses.

The Company’s press release dated February 19, 2021 is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 19, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZW Data Action Technologies Inc.

Date: February 19, 2021	By:	/s/ Handong Cheng
Handong Cheng
Chief Executive Officer and President